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                                                                    EXHIBIT 10.5



                       ENVIRONMENTAL INDEMNIFICATION AGREEMENT


    THIS AGREEMENT is made as of July 8, 1993, by and between Washington Corporations ("WC"), a Montana corporation, with its principal place of business at 101 International Way, Missoula, Montana 59802, and Washington Contractors Group, Inc. ("WCGI"), a Montana corporation, with its principal place of business at 101 International Way, Missoula, Montana 59802.

    WHEREAS, WCGI was formerly a wholly owned subsidiary of Washington Corporations, and currently pursuant to an Agreement and Plan of Reorganization dated March 11, 1993, the common stock of WCGI is held by WCG Holdings, Inc.

    WHEREAS, WCGI and WC desire to enter into an agreement relating to the indemnification against certain liabilities that each party hereto shall extend to the other party hereto from and after the date of such reorganization (the "Reorganization Date");

    BOW, THEREFORE, the parties hereto agree as follows:

1. EFFECTIVE DATE. This Agreement shall become effective on the Reorganization Date.

2. DEFINITIONS. As used in this Agreement, capitalized terms defined immediately after their use shall have the respective meanings thereby provided, and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

    ACTION: Any action, claim, suit, arbitration, inquiry, proceeding, or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

    AFFILIATE: With respect to any specified person, a person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person; PROVIDED, HOWEVER, that for purposes of this Agreement (i) Affiliates of WCGI shall ONLY be deemed to include Pro Builders, Inc., Washington Construction Company, Industrial Constructors Corp., Conda Mining, Inc., or subsidiaries or joint ventures thereof, or any other subsidiary or joint venture of WCGI, and (ii) Affiliates of WC shall not be deemed to include WCGI or any of its subsidiaries and joint ventures.


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    ENVIRONMENTAL LAW: Any federal, state or local law (including common law), statute, ordinance, regulation, rule, policy, order (judicial or administrative), decree, judgment, decision, ruling, permit, or authorization (each as may be in effect from time to time) relating or applicable to pollution, human health or safety associated with the environment, or the environment, including, without limitation, any of the foregoing relating or applicable to emissions, discharges, spills, releases of threatened releases of, or human exposures to, Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or Materials of Environmental Concern.

    ENVIRONMENTAL LIABILITY: Any liability or obligation (including, without limitation, liability for investigatory costs, oversight costs, cleanup costs, governmental or private response costs, natural resource damages, civil or criminal penalties or forfeitures, and attorneys' fees or other costs of defending a claim of Environmental Liability) under any Environmental Law.

    INDEMNIFIABLE LOSSES: With respect to any claim by an Indemnitee for indemnification authorized pursuant to this Agreement, any and all losses, liabilities, claims, damages, obligations, payments, costs, and expenses (including, without limitation, the costs and expenses of any and all Actions, demands, assessments, judgments, settlements, and compromises relating thereto and reasonable attorneys' fees and expenses in connection therewith) suffered by such Indemnitee with respect to such claim.

    INDEMNIFYING PARTY: Any party who is required to pay any other person pursuant to Sections 3 and 4 hereof.

    INDEMNITEE: Any party who is entitled to receive payment from an Indemnifying Party pursuant to Sections 3 and 4 hereof.

    INDEMNITY PAYMENT: The amount an Indemnifying Party is required to pay an Indemnitee pursuant to Sections 3 and 4 hereof.

    MATERIAL OF ENVIRONMENTAL CONCERN: (i) Any substance, the presence of which requires investigation or remediation under any Environmental Law or under common law; (ii) any dangerous, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous substance which is regulated by any Environmental Law; (iii) any substance, the presence of which causes or threatens to cause a nuisance upon the property where it is located, or


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    to adjacent properties or poses or threatens to pose a hazard to the health and safety of persons on or about the property where it is located; and
    (iv) urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, petroleum and petroleum products.

    SUBSIDIARY OF WCGI: Subsidiaries of WCGI include Pro Builders, Industrial Constructors Corp., Washington Construction Company and Conda Mining, Inc.

3.  INDEMNIFICATION

    (a) Except as otherwise provided herein, WCGI shall indemnify, defend and hold harmless WC and its Affiliates and each of their respective directors, officers, employees, and agents from and against any and all Indemnifiable Losses arising out of or based upon Environmental Liability which is alleged to be, or which is, directly or indirectly, caused by, related to or a result of, the operation of the business of WCGI or any of its Affiliates or the ownership of property by WCGI or any of its Affiliates; and

    (b) Except as otherwise provided herein, WC shall indemnify, defend and hold harmless WCGI and its Affiliates and each of their respective directors, officers, employees, and agents from and against any and all Indemnifiable Losses arising out of or based upon any Environmental Liability which is alleged to be, or which is, directly or indirectly, caused by, related to or a result of, the operation of the business of WCGI or any of its Affiliates or the ownership of property by WC or any of its Affiliates.

4.  PROCEDURE FOR INDEMNIFICATION

    (a) If an Indemnitee shall receive notice of the assertion by a person who is not a party to this Agreement of any claim or of the commencement by any such person of any Action (a "Third Party Claim") with respect to which an Indemnifying Party is or may be obligated to make an Indemnity Payment, such Indemnitee shall give such Indemnifying Party prompt notice thereof after becoming aware of such Third Party Claim and the amount or estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim); PROVIDED, HOWEVER, that the failure of any Indemnitee to give notice as provided in this Section 4 shall not relieve the related Indemnifying Party of its obligations under this Agreement, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

    (b) An Indemnifying Party may elect to defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. If


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    an Indemnifying Party elects to defend a Third Party Claim, it shall, within 10 days of notice of such Third Party Claim (or sooner, if the nature of such Third Party Claim so requires), notify the related Indemnitee of its intent to do so, and such Indemnitee shall cooperate in the defense of such Third Party Claim. Such Indemnifying Party shall pay such Indemnitee's actual out-of-pocket expenses (other than officers' or employees' salaries) reasonably incurred in connection with such cooperation as such expenses are incurred. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Agreement for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof; PROVIDED, HOWEVER, that such Indemnitee shall have the right to employ separate counsel to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim, and in that event the reasonable fees and expenses of such separate counsel shall be paid by such Indemnifying Party as such fees and expenses are incurred. Except as so provided, if an Indemnitee desires to participate in the defense of a Third Party Claim, it may do so but it shall not control the defense and such participation shall be at its sole cost and expense. If an Indemnifying Party elects not to defend against a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 4, such Indemnitee may defend, compromise and settle such Third Party Claim; PROVIDED, HOWEVER, that no such Indemnitee may compromise or settle any such Third Party Claim without prior written notice to such Indemnifying Party and except by payment of monetary damages or other money payments. No Indemnifying Party shall consent to entry of any judgment or enter into any compromise or settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Third Party Claim.

    (c) If any Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to such Indemnifying Party any personnel or any books, records or other documents within its control that are necessary or appropriate for such defense (the cost of copying thereof to be paid by the Indemnifying Party).

    (d)  Upon any final determination of a Third Party Claim pursuant to this
    Section 4, the Indemnifying Party shall pay promptly on behalf of the Indemnitee, or to the Indemnitee in reimbursement of any amount theretofore required to be paid by it, the amount so determined. Upon the payment in full by the Indemnifying Party of any such amount the Indemnifying Party shall be subrogated to the rights of such Indemnitee, to the extent not waived in settlement, against the person who made such Third Party Claim with respect to the subject matter of such claim.



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    (e)  Except to the extent expressly provided otherwise herein, the indemnification provided for by this Agreement shall not inure to the benefit of any third party or parties and shall not relieve any insurer who would otherwise be obligated to pay any claim or the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, provide any subrogation rights respect thereto.

    (f) Any claim on account of an Indemnifiable Loss which does not result from a Third Party Claim shall be asserted by written notice given by the related Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days within which to respond thereto. If such Indemnifying Party does not respond with such 30-day period, such Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have not further right to contest the validity of such claim. If such Indemnifying Party does respond within such 30-day period and rejects such claim in whole or in part, such Indemnitee shall be free to pursue all available legal actions.

    (g) If the indemnification provided for in this Agreement is unavailable or insufficient to hold harmless an Indemnitee in respect of any Indemnifiable Loss, then the "Indemnifying Party shall contribute to the amount paid or payable by such Indemnitee as a result of such Indemnifiable Loss, in such proportion as is appropriate to reflect the relative fault of WCGI and its Affiliates on the one hand and WC and its Affiliates on the other hand in connection with the circumstances which resulted in such Indemnifiable Loss. The amount paid or payable by an Indemnitee as a result of the Indemnifiable Loss referred to above in this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim.

5.  NOTICES

    All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail services maintained by the United States Postal Service, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:


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    If to WC:      Corporate Secretary
                   P. O. Box 8182
                   Missoula, MT 59807
                   Fax No. (406) 721-4794

    If to WCGI:    Corporate Secretary
                   P. O. Box 8148
                   Missoula, MT 59807
                   Fax No. (406) 728-9265

    Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

G.  GENERAL

    (a) Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall be binding upon, and inure solely to the benefit of, the parties hereto and, to the extent provided herein, their respective Affiliates and the directors, officers, employees, and agents of the parties hereto and their respective Affiliates, and their heirs, personal representatives, successors, and permitted assigns.

    (b) This Agreement may be amended or modified and any of the terms and conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by either party hereto of any conditions, or of the breach of any provision or term in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision or term of this Agreement.

    (c) This Agreement contains the entire understanding between the parties hereto with respect to the matters specified herein and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such matters.

    (d) In the event that any provision of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, such provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.


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    (e)  Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than WC or WCGI and, to the extent provided herein, WC's and WCGI's respective directors, officers, employees, agents, and Affiliates and their respective heirs, executors, administrators, successors, and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to WC or WCGI. No provision of this Agreement shall give any third persons any right of subrogation or action over or against WC or WCGI or their respective directors, officers, employees, agents, and Affiliates.

    (f) This Agreement shall be construed, performed and enforced in accordance with, and governed by, the internal laws of the State of Montana, without giving effect to the principles of conflicts of laws thereof.

    (g) The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

    (h) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                            WASHINGTON CORPORATIONS

                                            /s/ LeRoy Wilkes
                                            -----------------------------
                                            LeRoy Wilkes, Vice President


                                            WASHINGTON CONTRACTORS GROUP, INC.

                                            /s/ Darrol N. Groven
                                            -----------------------------
                                            Darrol Groven, President



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